                                                                EXHIBIT 3(B)



               [SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]
        ATLANTA     *     AUSTIN     *     NEW YORK     *     WASHINGTON


1275 PENNSYLVANIA AVENUE, N.W.                               TEL: (202) 383-0100
WASHINGTON, D.C. 20004-2404                                  FAX: (202) 637-3593

                                 April 29, 1998

      STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
INTERNET: sroth@asblaw.com


Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312


          RE:  PROVIDENT MUTUAL LIFE INSURANCE COMPANY
               PROVIDENT MUTUAL VARIABLE GROWTH SEPARATE ACCOUNT, ET AL. (FILE NO. 33-2625)
               ---------------------------------------------------------

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment No. 18 to the Form S-6 registration statement (File No. 33-2625) for Provident Mutual Variable Growth Separate Account, et al. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By: /s/ STEPHEN E. ROTH
                                            ________________________
                                            Stephen E. Roth